UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 31, 2009

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-53424 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104-2867 (Zip Code)

Registrant’s telephone number, including area code:	(215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2009, FS Investment Corporation (the “Company”) received the resignation of Gerald Stahlecker from the Board of Directors of the Company (the “Board”), effective December 31, 2009. Mr. Stahlecker has accepted a position with the Company’s affiliate and sponsor firm, Franklin Square Holdings, L.P., as Executive Vice President - Operations.  As he would no longer qualify as an independent director of the Company, Mr. Stahlecker decided to resign from the Board.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Stahlecker was a member of the Company’s Audit and Valuation Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date:	January 6, 2010	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer